CoStar Group Grows Second Quarter Revenue 21% and
Drives Expenses Down 6% Year-over-Year
Net Income Increases $31 million

WASHINGTON, DC - July 27, 2016 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended June 30, 2016 was $207 million, an increase of 21% over revenue of $171 million for the second quarter of 2015. Cost of revenues and operating expenses were reduced by 6% in the second quarter of 2016 to $179 million versus $191 million in the second quarter of 2015.

“After a successful investment year in 2015, we have created a surge in profitability in the first half of 2016 as we continue to grow the top line impressively and deliver strong margin improvement,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “We grew revenue by $36 million and cut expenses by $12 million in the second quarter of 2016 compared to the second quarter of 2015. CoStar Suite revenue growth accelerated to 14% in the second quarter of 2016 versus the second quarter of 2015 and multifamily revenue increased 58% with 24% pro-forma growth over the same period.”

Florance stated, “In the first half of 2016, Apartments.com continued to break away from the pack as the most trafficked apartment internet listing site. According to comScore, in June 2016 Apartments.com generated nearly 23 million visits, which is more than all other apartment internet listing sites. In the same month compared to last year, Apartments.com unique visitors grew 40%, while our two primary competitors saw decreases of 9% and 14%, respectively.”

Year 2015-2016 Quarterly Results - Unaudited
(in millions, except per share data)
	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$159	$171	$189	$193	$200	$207
Net income (loss)	(6)	(15)	(5)	23	17	16
Net income (loss) per share - diluted	(0.19)	(0.47)	(0.17)	0.71	0.52	0.48
Weighted average outstanding shares - diluted	31.8	31.9	32.0	32.3	32.4	32.4

EBITDA	14	(1)	22	55	48	46
Adjusted EBITDA	24	11	36	65	58	56
Non-GAAP Net Income	11	2	17	36	31	29
Non-GAAP Net Income per share - diluted	0.34	0.08	0.53	1.10	0.95	0.91

Net income for the second quarter of 2016 increased to $16 million or $0.48 per diluted share compared to a net loss of $(15) million in the second quarter of 2015. EBITDA in the second quarter of 2016 was $46 million compared to $(1) million in the second quarter of 2015, an increase of $47 million.

Non-GAAP net income (defined below) for the quarter ended June 30, 2016 was $29 million or $0.91 per diluted share, an increase of $27 million compared to non-GAAP net income of $2 million in the second quarter of 2015. Adjusted EBITDA (which excludes stock-based compensation and other items as defined below) was $56 million for the second quarter of 2016 versus $11 million in the second quarter of 2015, which is an increase of 394% year-over-year.

As of June 30, 2016, the Company had approximately $475 million in cash, cash equivalents and investments, which is an increase of $38 million since December 31, 2015. Short and long-term debt outstanding, net of debt issuance costs, totaled approximately $337 million as of June 30, 2016.

2016 Outlook
“The Company continued to deliver strong revenue growth and better than expected earnings in the second quarter of 2016,” stated Scott Wheeler, Chief Financial Officer of CoStar Group. “With our continued focus on cost management, we are increasing our full-year earnings outlook and expect further margin expansion in the second half of the year.”

Wheeler continued, “In the second quarter of 2016, we achieved the second highest sales quarter in our history in both CoStar Suite and Multifamily. For the fifth consecutive quarter, we generated over $25 million in net bookings with $26 million in net bookings in the second quarter of 2016. Annualized net new sales on annual subscriptions were $23 million in the second quarter of 2016.”

The Company expects revenue of approximately $211 million to $213 million for the third quarter of 2016. Adjusting for the shut-down of non-core services at Apartment Finder in 2015, the current outlook anticipates pro-forma revenue growth (defined below) in the range of 13% to 14% for the third quarter of 2016 over the third quarter of 2015. For the full year of 2016, the Company reaffirms its revenue outlook of approximately $834 million to $840 million.

The Company exceeded its second quarter 2016 non-GAAP net income per share outlook by approximately $0.09 at the midpoint and expects to reinvest a portion of this favorability into growth initiatives in the third and fourth quarters of 2016. For the third quarter of 2016, the Company expects non-GAAP net income per diluted share (defined below) of approximately $1.00 to $1.04. For the full year of 2016, the Company expects non-GAAP net income per diluted share in a range of approximately $4.05 to $4.13, raising the midpoint by $0.04 from the prior outlook, and by $0.42 from the Company’s initial 2016 guidance.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 27, 2016, including forward-looking non-GAAP financial measures on a consolidated basis. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, the exact amounts or timing of investments, transition, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, and (iv) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. The company assumes a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period. For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Pro-forma Revenue Definition
Pro-forma revenue growth rates presented in this release include the addition of Apartment Finder core online marketplace revenue recognized prior to the June 1, 2015 acquisition date and exclude any pre- or post- acquisition revenue for discontinued Apartment Finder services such as Finder Social.

Earnings Conference Call
Management will conduct a conference call at 11:00 AM EDT on Thursday, July 28, 2016 to discuss earnings results for the second quarter of 2016 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at www.costargroup.com/investors/events. To join the conference call by telephone, please dial (800) 230-1059 (from the United States and Canada) or (612) 234-9959 (from all other countries) and refer to conference code 397279. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 397279. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues	$206,869	$170,657	$406,608	$329,677
Cost of revenues	42,679	44,634	85,579	90,030
Gross margin	164,190	126,023	321,029	239,647

Operating expenses:
Selling and marketing	80,468	92,434	155,672	161,912
Software development	19,547	16,844	37,182	31,992
General and administrative	30,227	29,909	57,703	55,272
Purchase amortization	5,829	6,965	12,052	14,107
	136,071	146,152	262,609	263,283

Income (loss) from operations	28,119	(20,129)	58,420	(23,636)
Interest and other income	159	137	243	431
Interest and other expense	(2,455)	(2,354)	(4,964)	(4,697)
Income (loss) before income taxes	25,823	(22,346)	53,699	(27,902)
Income tax expense (benefit), net	10,247	(7,380)	21,402	(6,809)
Net income (loss)	$15,576	$(14,966)	$32,297	$(21,093)

Net income (loss) per share - basic	$0.48	$(0.47)	$1.01	$(0.66)
Net income (loss) per share - diluted	$0.48	$(0.47)	$1.00	$(0.66)

Weighted average outstanding shares - basic	32,186	31,991	32,135	31,911
Weighted average outstanding shares - diluted	32,448	31,991	32,415	31,911

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income (loss)	$15,576	$(14,966)	$32,297	$(21,093)
Income tax expense (benefit), net	10,247	(7,380)	21,402	(6,809)
Income (loss) before income taxes	25,823	(22,346)	53,699	(27,902)
Purchase amortization and other related costs	11,516	13,541	23,435	27,030
Stock-based compensation expense	9,339	8,415	17,670	15,857
Acquisition and integration related costs	811	2,936	2,258	3,560
Settlements and impairments	—	1,376	—	2,778
Non-GAAP income before income taxes	47,489	3,922	97,062	21,323
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(18,046)	(1,491)	(36,884)	(8,103)
Non-GAAP net income	$29,443	$2,431	$60,178	$13,220

Net income (loss) per share - diluted	$0.48	$(0.47)	$1.00	$(0.66)
Non-GAAP net income per share - diluted**	$0.91	$0.08	$1.86	$0.41

Weighted average outstanding shares - basic	32,186	31,991	32,135	31,911
Weighted average outstanding shares - diluted**	32,448	32,286	32,415	32,229

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income (loss)	$15,576	$(14,966)	$32,297	$(21,093)
Purchase amortization in cost of revenues	5,687	6,576	11,383	12,923
Purchase amortization in operating expenses	5,829	6,965	12,052	14,107
Depreciation and other amortization	5,924	5,133	11,526	9,457
Interest income	(159)	(137)	(243)	(431)
Interest expense	2,455	2,354	4,964	4,697
Income tax expense (benefit), net	10,247	(7,380)	21,402	(6,809)
EBITDA	$45,559	$(1,455)	$93,381	$12,851
Stock-based compensation expense	9,339	8,415	17,670	15,857
Acquisition and integration related costs	811	2,936	2,258	3,560
Settlements and impairments	—	1,376	—	2,778
Adjusted EBITDA	$55,709	$11,272	$113,309	$35,046

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$464,151	$421,818
Short-term investments	1,130	—
Accounts receivable, net	45,890	40,276
Income tax receivable	154	430
Prepaid expenses and other current assets	12,894	10,209
Total current assets	524,219	472,733

Long-term investments	9,906	15,507
Deferred income taxes, net	8,581	9,107
Property and equipment, net	86,508	88,311
Goodwill	1,256,940	1,252,945
Intangible assets, net	218,501	238,318
Deposits and other assets	2,579	2,650
Total assets	$2,107,234	$2,079,571

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$79,756	$76,397
Current portion of long-term debt	11,812	16,746
Deferred revenue	41,262	42,138
Total current liabilities	132,830	135,281

Long-term debt, less current portion	324,910	338,366
Deferred gain on sale of building	19,977	21,239
Deferred rent	29,238	29,628
Deferred income taxes, net	7,533	4,585
Income taxes payable	6,805	6,692

Stockholders' equity	1,585,941	1,543,780
Total liabilities and stockholders' equity	$2,107,234	$2,079,571

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
North America	$199,859	$164,486	$393,120	$317,503
International
External customers	7,010	6,171	13,488	12,174
Intersegment revenue *	10	13	21	21
Total International revenue	7,020	6,184	13,509	12,195
Intersegment eliminations	(10)	(13)	(21)	(21)
Total revenues	$206,869	$170,657	$406,608	$329,677

EBITDA
North America **	$45,127	$(1,854)	$91,991	$11,823
International ***	432	399	1,390	1,028
Total EBITDA	$45,559	$(1,455)	$93,381	$12,851

*Intersegment revenue recorded during 2015 and 2016 was attributable to services performed for the Company’s wholly owned subsidiary, CoStar Portfolio Strategy by Grecam S.A.S. (“Grecam”), a wholly owned subsidiary of CoStar Limited, the Company’s wholly owned U.K. holding company.

**North America EBITDA includes an allocation of approximately $142,000 and $336,000 for the three months ended June 30, 2016 and 2015, respectively. North America EBITDA includes an allocation of approximately $309,000 and $538,000 for the six months ended June 30, 2016 and 2015, respectively. This allocation represents costs incurred for International employees involved in development activities of the Company’s North America operating segment.

***International EBITDA includes a corporate allocation of approximately $78,000 and $69,000 for the three months ended June 30, 2016 and 2015, respectively. International EBITDA includes a corporate allocation of approximately $133,000 and $126,000 for the six months ended June 30, 2016 and 2015, respectively. This allocation represents costs incurred for North America employees involved in management and expansion activities of the Company’s International operating segment.

CoStar Group, Inc.
Revenues by Services-Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Information and analytics
CoStar Suite	$101,074	$88,771	$198,708	$175,581
Information services	19,425	18,752	38,850	37,289
Online marketplaces
Multifamily	54,860	34,742	107,098	60,875
Commercial property and land	31,510	28,392	61,952	55,932
Total revenues	$206,869	$170,657	$406,608	$329,677

CoStar Group, Inc. Reconciliation of Non-GAAP Financial Measures with 2015-2016 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2

Net income (loss)	$(6.1)	$(15.0)	$(5.4)	$23.0	$16.7	$15.6
Income tax expense (benefit), net	0.6	(7.4)	2.6	10.2	11.2	10.2
Income (loss) before income taxes	(5.5)	(22.4)	(2.8)	33.2	27.9	25.8
Purchase amortization and other related costs	13.5	13.5	17.1	13.9	11.9	11.5
Stock-based compensation expense	7.4	8.4	9.3	9.4	8.3	9.3
Acquisition and integration related costs	0.6	2.9	1.8	1.0	1.5	0.8
Restructuring and related costs	—	—	2.3	(0.3)	—	—
Settlements and impairments	1.4	1.4	—	—	—	—
Non-GAAP income before income taxes	17.4	3.9	27.7	57.2	49.6	47.5
Assumed rate for income tax expense, net *	38%	38%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(6.6)	(1.5)	(10.5)	(21.7)	(18.9)	(18.0)
Non-GAAP net income	$10.8	$2.4	$17.2	$35.5	$30.7	$29.4

Non-GAAP net income per share - diluted**	$0.34	$0.08	$0.53	$1.10	$0.95	$0.91

Weighted average outstanding shares - basic	31.8	32.0	32.0	32.0	32.1	32.2
Weighted average outstanding shares - diluted**	32.2	32.3	32.2	32.3	32.4	32.4

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2

Net income (loss)	$(6.1)	$(15.0)	$(5.4)	$23.0	$16.7	$15.6
Purchase amortization	13.5	13.5	17.1	13.9	11.9	11.5
Depreciation and other amortization	4.3	5.1	5.4	5.7	5.6	5.9
Interest income	(0.3)	(0.1)	(0.0)	(0.1)	(0.1)	(0.2)
Interest expense	2.3	2.4	2.4	2.3	2.5	2.5
Income tax expense (benefit), net	0.6	(7.4)	2.6	10.2	11.2	10.2
EBITDA	$14.3	$(1.5)	$22.1	$55.0	$47.8	$45.6
Stock-based compensation expense	7.4	8.4	9.3	9.4	8.3	9.3
Acquisition and integration related costs	0.6	2.9	1.8	1.0	1.5	0.8
Restructuring and related costs	—	—	2.3	(0.3)	—	—
Settlements and impairments	1.4	1.4	—	—	—	—
Adjusted EBITDA	$23.7	$11.2	$35.5	$65.1	$57.6	$55.7

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance-Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2016		Ended December 31, 2016
	Low	High	Low	High

Net income	$18,400	$20,400	$72,200	$77,400
Income tax expense, net	12,200	13,600	48,100	51,600
Income before income taxes	30,600	34,000	120,300	129,000
Purchase amortization and other related costs	11,200	11,200	46,000	46,000
Stock-based compensation expense	10,000	9,000	40,000	36,000
Acquisition and integration related costs	—	—	2,300	2,300
Restructuring and related costs	600	300	3,000	2,500
Non-GAAP income before income taxes	52,400	54,500	211,600	215,800
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(19,900)	(20,700)	(80,400)	(82,000)
Non-GAAP net income	$32,500	$33,800	$131,200	$133,800

Net income per share - diluted	$0.57	$0.63	$2.23	$2.39
Non-GAAP net income per share - diluted	$1.00	$1.04	$4.05	$4.13

Weighted average outstanding shares - diluted	32,500	32,500	32,400	32,400

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2016		Ended December 31, 2016
	Low	High	Low	High
Net income	$18,400	$20,400	$72,200	$77,400
Purchase amortization and other related costs	11,200	11,200	46,000	46,000
Depreciation and other amortization	6,400	6,400	24,600	24,600
Interest and other expense (income), net	2,400	2,400	9,700	9,700
Income tax expense, net	12,200	13,600	48,100	51,600
Stock-based compensation expense	10,000	9,000	40,000	36,000
Acquisition and integration related costs	—	—	2,300	2,300
Restructuring and related costs	600	300	3,000	2,500
Adjusted EBITDA	$61,200	$63,300	$245,900	$250,100

All Contacts

Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Vice President, Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with more than 10 million registered members. Apartments.com, ApartmentFinder.com and ApartmentHomeLiving.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Through an exclusive partnership with Move, a subsidiary of News Corporation, Apartments.com is the exclusive provider of apartment community listings across Move’s family of websites, which include realtor.com®, doorsteps.com and move.com. CoStar Group’s websites attracted an average of nearly 25 million unique monthly visitors in aggregate in the second quarter of 2016. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of approximately 2,700 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to sales bookings, earnings, profitability, revenue, margin improvement, unique visitors and monthly visits; the risk that the Company is unable to sustain current growth rates or increase them; the risk that cost management efforts do not produce the expected results; the risk that top line growth and/or margin expansion do not continue throughout 2016; the risk that revenues for the third quarter and full year 2016 will not be as stated in this press release; the risk that net income for the third quarter and full year 2016 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the third quarter and full year 2016 will not be as stated in this press release; the risk that adjusted EBITDA for the third quarter and full year 2016 will not be as stated in this press release; and the risk that the Company’s plans for reinvestment in growth initiatives in the third and fourth quarters change. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2015, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.